Exhibit 10.1

TENTH AMENDMENT  TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

HERSHA HOSPITALITY LIMITED  PARTNERSHIP

April 26, 2017

THIS TENTH AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Tenth Amendment”), dated as of April 26, 2017, is entered into by HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust, as general partner (the “General Partner”) of HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership.

WHEREAS, the Amended and Restated Agreement of Limited Partnership of the Partnership was executed on January 26, 1999, a First Amendment thereto was executed on December 31, 1999, a Second Amendment thereto was executed on April 21, 2003, a Third Amendment thereto was executed on August 5, 2005, a Fourth Amendment thereto was executed on May 18, 2011, a Fifth Amendment thereto was executed on March 26, 2013, a Sixth Amendment thereto was executed on December 23, 2014, a Seventh Amendment thereto was executed on June 22, 2015, an Eighth Amendment thereto was executed on May 27, 2016, and a Ninth Amendment thereto was executed on November 4, 2016 (the “Partnership Agreement”); and

WHEREAS, Section 4.02(a) of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, without the approval of the Limited Partners; and

WHEREAS, the General Partner has previously established  and set forth the terms of Partnership Interests designated  as the Series D Preferred Partnership Units and Series E Preferred Partnership Units; and

WHEREAS, the General Partner desires to issue, from time to time, up to 1,000,000 additional Series  D Preferred  Shares and up to 1,000,000 additional Series E Preferred Shares of the  General  Partner, pursuant to Equity Distribution Agreements, each  dated April 26, 2017 (the “Equity Distribution Agreements”),  among the General Partner  and the Partnership, on one hand, and each of Citigroup Global Markets Inc., Robert W. Baird & Co. Incorporated, Jones Trading Institutional Services LLC and Raymond James & Associates, Inc., on the other hand, and the General  Partner desires to cause the  Partnership to issue corresponding Series D Preferred Partnership Units or Series E Preferred Partnership Units to the General  Partner, at each time the Series D Preferred Shares or Series E Preferred Shares are issued by the General  Partner, in an  amount equal  to the Series D Preferred Shares or Series E Preferred Shares issued, respectively, pursuant to the Equity Distribution Agreements; and

WHEREAS, the General Partner desires to amend Exhibit A to the Agreement from time to time in connection with the issuances and sales of the Series D Preferred Shares and Series E Preferred Shares by the General  Partner, to set forth the number of Series D Preferred Partnership Units and Series E Preferred Partnership Units issued  and outstanding; and

WHEREAS, pursuant  to  the authority  granted  to the General  Partner pursuant to Sections 4.02(a) and Article XI of the Partnership  Agreement and as authorized  by the resolutions adopted by unanimous written consent of the General Partner dated April 26, 2017, the General Partner desires to amend the Partnership  Agreement to issue the additional Series D Preferred Partnership Units and Series E Preferred Partnership Units to the General Partner.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as  follows:

1. Pursuant to Section 4.02(a) of the Partnership Agreement, effective as of the issuance date of the additional Series D Preferred Shares or Series E Preferred Shares by the General Partner, the Partnership shall issue corresponding Series D Preferred Partnership Units or Series E Preferred Partnership Units to the General  Partner, at each time the Series D Preferred Shares or Series E Preferred Shares are issued by the General  Partner, in an  amount equal  to the Series D Preferred Shares or Series E Preferred Shares issued, respectively, but in no event shall the number of Series D Preferred Partnership Units or Series E Preferred Partnership Units exceed 1,000,000 or 1,000,000, respectively.  In return for the issuance to the General Partner of the Series D Preferred Partnership Units and Series E Preferred Partnership Units, the General Partner, pursuant to Section 4.02(b) of the Partnership Agreement, shall contribute to the Partnership the funds raised through its issuance of the Series D Preferred Shares and Series E Preferred Shares (the General Partner’s capital contribution shall be deemed to equal the amount of the gross proceeds of such share issuances (i.e., the net proceeds actually contributed, plus any other expenses incurred, with any such expense deemed to have been incurred by the General Partner on behalf of the Partnership)).

2. After the date hereof through the first date on which the Equity Distribution Agreements have been terminated pursuant to their terms, (i) the General  Partner shall,  as of each  date that a prospectus supplement to the General  Partner’s  Registration Statement on Form  S-3 (file no. 333-216317) is filed with the Securities and Exchange Commission under Rule 424 of the Securities Act of 1933, as amended, relating to issuances and sales of its Series D Preferred Shares or Series E Preferred Shares pursuant to the Equity Distribution Agreements, (ii) the General  Partner shall,  as of each date of issuance of its Series D Preferred Shares or Series E Preferred Shares other than pursuant to the Equity Distribution Agreements, and (iii) the General  Partner may, from  time to time  and at any time, designate  an updated Exhibit A to the Agreement which shall set forth the amount of Series D Preferred Partnership Units and Series E Preferred Partnership issued and outstanding and the owner of such Series D Preferred Partnership Units and Series E Preferred Partnership as  of the date of designation. Any Exhibit A designated in accordance with the immediately preceding sentence shall be deemed to (A) supersede any Exhibit A or schedule thereto that is a part of the Agreement immediately prior to such designation and (B) form a part of the  Agreement as the Exhibit A to the Agreement as  of the date of designation.

For the avoidance of doubt, the General Partner shall be under no obligation to execute an amendment to the Agreement each time it designates an updated Exhibit A pursuant to this paragraph.

3. The foregoing recitals are incorporated in and are part of this Tenth Amendment.

4. Except as specifically defined herein, all  capitalized  terms shall have the definitions provided in the Partnership Agreement.   This Tenth Amendment  has been authorized  by  the General  Partner pursuant to Article XI  of the Partnership  Agreement  and does not require  execution by  the Limited  Partners.  No other  changes to the Partnership  Agreement are  authorized under this Tenth Amendment.

[Signature Page Follows.]

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GENERAL PARTNER:

HERSHA HOSPITALITY TRUST,

a Maryland real estate investment trust

By: _/s/ Ashish R. Parikh____________________

Name: Ashish R. Parikh

Title:   Chief Financial Officer

SIGNATURE PAGE TO TENTH AMENDMENT TO PARTNERSHIP AGREEMENT